SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

SOUTHEASTERN BANK FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)

Georgia	0-24172	58-2005097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909
(Address of Principal Executive Offices)

(706) 738-6990
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2014, the Compensation Committee of Southeastern Bank Financial Corporation (the “Company”) approved grants of restricted stock to certain of its directors and executive officers, as further described below. The shares vest in equal one-third increments on each of February 1, 2015; February 1, 2016; and February 1, 2017. See Exhibits 10.1 and 10.2 to this report for the forms of Restricted Stock Award Agreement between the Company and the recipients listed below.

Name	Title	No. of Shares

William J. Badger	Director	3,000

Patrick D. Cunning	Director	3,000

Warren A. Daniel	Director	3,000

Edward G. Meybohm	Director	3,000

Robert W. Pollard	Chairman of the Board	3,000

Larry S. Prather	Director	3,000

Randolph R. Smith, MD	Director	3,000

John W. Trulock	Director	3,000

R. Daniel Blanton	President, Chief Executive Officer and Director	9,000

Ronald L. Thigpen	Executive Vice President, Chief Operating Officer and Director	9,000

Darrell R. Rains	Group Vice President and Chief Financial Officer	4,500

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit 10.1:	Form of Employee Restricted Stock Award Agreement dated March 19, 2014 between the Company and each of Messrs. Blanton, Thigpen and Rains.

Exhibit 10.2:	Form of Director Restricted Stock Award Agreement dated March 19, 2014 between the Company and each of Messrs. Badger, Cunning, Daniel, Meybohm, Pollard, Prather, Smith and Trulock.

[Signature on next page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION

DATE: March 25, 2014	/s/ Darrell R. Rains
Darrell R. Rains
Group Vice President and Chief Financial Officer